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                                                                    EXHIBIT 5.01
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                                October 4, 1999


Interwoven, Inc.
1195 West Fremont Avenue, Suite 2000
Sunnyvale, CA  94087

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (Registration Number 333-83779) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on July 27, 1999, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 3,450,000 shares of your Common Stock (the "Stock").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the prospectuses prepared in connection with the Registration
          Statement;

     (3) your registration statement on Form 8-A (File Number 000-27389) filed with the Commission on September 20, 1999;

     (4) the minutes of meetings and actions by written consent of the stockholders and boards of directors that are contained in your minute books and the minute books of your predecessor, Interwoven, Inc., a California corporation ("Interwoven California"), that are in our possession;

     (5) the stock records for you and Interwoven California that you have provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated as of October 1, 1999 verifying the number of such issued and outstanding securities); and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and
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October 4, 1999
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delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     For the purposes of this opinion, we have relied as to matters of fact solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the up to 3,450,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                              Very truly yours,

                              /s/ FENWICK & WEST LLP